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Exhibit 3.41.1

PIONEER FUEL CORPORATION
Bylaws

Adopted May 15, 1978

ARTICLE I
OFFICES

Section 1.

        The principal office and place of business of this corporation will be in the Vecellio & Grogan Building, Crab Orchard Road, Beckley, Raleigh County, West Virginia, P. O. Box 1085, Beckley, W. Va. 25801. The Board of Directors may change the location of said principal office and of said principal place of business, or either, also establish such offices or places of business elsewhere as in the opinion of the Board may be advisable.

ARTICLE II
SHAREHOLDERS

Section 1.    Annual Meetings.

        The annual meetings of the shareholders of this corporation shall be held in the month of May of each year, on such date as may be fixed by the Board of Directors, either at the principal office of the corporation or at such other place, either within or without the State of West Virginia, as the Board of Directors may fix by resolution. The Board of Directors may by resolution authorize any officer or officers to fix the date and place of such annual meeting.

Section 2.    Special Meetings.

        Special meetings of the shareholders may be called at any time by the Board of Directors, the President and Secretary, or any number of shareholders holding in the aggregate at least one-tenth of the number of shares entitled to vote at the meeting. Such meetings shall be held at the principal office of the corporation unless the Board of Directors or other persons calling such meeting shall fix some other place for the meeting, in which event the meeting shall be held at such other place, which may be either within or without the State of West Virginia.

Section 3.    Notice of Meetings.

        Notice of the annual and all other meetings of the shareholders shall be given by written notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which and the officers or persons by whom the meeting is called, and shall be delivered not less than ten and not more than fifty days before the date of the meeting, either personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his last post office address appearing on the records of the corporation, with postage thereon prepaid. It shall be the duty of every shareholder to furnish to the Secretary of the corporation his post office address and to notify the Secretary of any change therein. Notice of all meetings shall be given to each shareholder of record entitled to vote at the meeting.

Section 4.    Waiver of Notice.

        Any meeting of the shareholders may be held by agreement in writing signed by all the shareholders, and, where notice or publication of any notice is required, the same may be waived in writing signed by all the shareholders entitled to such notice, filed with the records of the meeting, whether before or after the time stated therein. Any meeting of the shareholders at which every shareholder is present or represented by proxy shall be valid, notwithstanding lack or insufficiency of notice.

Section 5.    Action by Shareholders Without Meeting.

        Whenever the vote of the shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of such shareholders may be dispensed with if all of the shareholders who would have been entitled to vote upon the action, if such meeting were held, shall agree in writing to such corporate action being taken, and such agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all shareholders entitled to vote at a meeting of such shareholders duly called and legally held.

Section 6.    Quorum; Adjournments.

        At all meetings of the shareholders, a quorum shall consist of at least a majority of all of the shares of stock issued and outstanding and entitled to vote, represented either in person or by proxy. If a sufficient number of shares is not present at the time and place appointed, any number of shares present or represented, less than a quorum, may adjourn any shareholders meeting from time to time until a quorum is present and the business to come before the meeting is completed.

Section 7.    Voting.

        If a quorum is present at any meeting of the shareholders duly and properly called and held, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the shareholders, except in the matter of election of directors, and unless the vote of a greater number, or other vote, is required by law or by the Articles of Incorporation or bylaws of this corporation. Except as otherwise provided by law, or by the Articles of Incorporation or bylaws of this corporation, each outstanding share shall be entitled to one vote on each matter submitted to vote at any meeting of the shareholders, and may be voted by the shareholder either in person or by written proxy. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

Section 8.    Record of Meetings.

        A record shall be kept of the meetings of the shareholders and the action taken at the same, which shall be verified by the signature of the Chairman of the meeting and the person acting as Secretary thereof.

ARTICLE III
DIRECTORS

Section 1.    Number, Qualification and Term of Office.

        The business, property and affairs of the corporation shall be managed and controlled by its Board of Directors. The Board of Directors shall consist of not fewer than 3 and not more than 7 persons, as may be determined by the shareholders from time to time, and shall be elected at the first annual meeting of the shareholders and at every annual meeting thereafter. Directors need not be shareholders of the corporation nor residents of the State of West Virginia. They shall hold office until the next succeeding annual meeting and until their successors are elected and qualified.

Section 2.    Elections.

        In all elections of directors each shareholder shall have the right to vote, in person or by proxy, the number of shares owned by him and entitled to vote, for as many persons as there are directors to be elected, and for whose election he has a right to vote, or he may cumulate such votes and give one candidate as many votes as the number of directors to be elected multiplied by the number of his shares shall equal; or he may distribute them on the same principle among as many candidates and in such manner as he shall desire.

Section 3.    Removal of Directors.

        The shareholders, at any meeting thereof called expressly for the purpose, may remove any director or the entire Board of Directors, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors. However, if less than the entire Board is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him.

Section 4.    Vacancies.

        Any vacancy in the Board of Directors resulting from removal of a director shall be filled by the shareholders at the meeting at which such removal occurs. A vacancy resulting from an increase in the number of directors shall likewise be filled by the shareholders at the meeting at which such increase is made. A vacancy in the Board occurring from any other cause, or from the failure of the shareholders to act, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Any director elected or appointed to fill a vacancy shall serve until the next annual election of directors.

Section 5.    Meetings.

        Regular meetings of the Board of Directors may be held at such time and place as may be prescribed by these bylaws, or as the Board may from time to time designate. Special meetings of the Board may be called by the President, a Vice-President, or any 2 directors. Meetings of the Board may be held either within or without the State of West Virginia. Notice of all meetings of the Board shall be given by the Secretary of the corporation or by the person or persons calling such meeting, and, in the case of a special meeting, shall state by whom it is called. Such notice shall be given at least 24 hours before the time of such meeting, either by written notice thereof mailed to each director, or by telegram or telephone. Except as otherwise provided by law, the notice of any meeting of the Board need not specify the purpose of or the business to be transacted at the meeting.

Section 6.    Waiver of Notice.

        Any meeting of the directors may be held by agreement in writing signed by all the directors, and where notice of any meeting is required, a waiver thereof in writing, signed by the director or directors entitled to notice, filed with the records of the meeting, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director at a meeting of the directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Except as provided in the next preceding sentence, any meeting of the directors at which every director is present in person shall be valid, notwithstanding lack or insufficiency of notice.

Section 7.    Action by Directors Without Meeting.

        Whenever the vote of directors at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of such directors may be dispensed with if all the directors shall agree in writing to such corporate action being taken, and such agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all directors at a meeting thereof duly called and legally held.

Section 8.    Quorum.

        A majority of the number of directors fixed by the shareholders, as provided in these bylaws, shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be and constitute the act of the Board of Directors. If at any meeting of the Board there is less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum is present.

Section 9.    Conflicts of Interest.

        No contract or transaction between this corporation and any one or more of its directors, or between this corporation and any other corporation, firm, association, or entity in which one or more of its directors are directors or officers, or are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if:

        (a)   The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

        (b)   The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote, and they authorize, approve or ratify such contract or transaction by vote or written consent; or

        (c)   The contract or transaction is fair and reasonable to this corporation.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction. On any question involving the authorization, approval, or ratification of any such contract or transaction, the names of those voting each way shall be entered on the record of the proceedings.

Section 10.    Record of the Board.

        The Board of Directors shall cause to be kept a record of its proceedings, which shall be verified by the signatures of the persons acting as Chairman and Secretary of the meeting. Any member of the Board of Directors, at his request, shall have the right to have his vote recorded in the minutes of the meeting on any question coming before the Board.

ARTICLE IV
OFFICERS AND AGENTS

Section 1.    Election and Appointment.

        As soon as may be after their election the Board of Directors shall choose a President of the corporation from among the directors, who shall hold office until the next annual election of officers and until his successor is elected and qualified. At the same time the Board of Directors shall choose one or more Vice-Presidents, a Secretary, and a Treasurer, none of whom need be members of the Board. The directors may at any time elect from among the directors a Chairman of the Board of Directors, and may also elect an Assistant Secretary and an Assistant Treasurer, who need not be members of the Board. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 2.    Other Officers and Agents.

        The Board of Directors may employ a manager and such other employees, servants, agents, attorneys and representatives as the Board may deem advisable, to perform such duties as the Board may prescribe.

Section 3.    Bond.

        If required by the Board, the Treasurer, Secretary, or any other officer, agent or employee shall give bond payable to the corporation in such penalty and with such conditions and security as the Board may approve.

Section 4.    Compensation.

        The Board of Directors of this corporation shall have the authority to fix the compensation of all officers, including members of the Board of Directors.

Section 5.    President.

        The President shall be the chief executive officer of the corporation. He shall preside at all meetings of the shareholders and directors at which he is in attendance, unless the directors shall elect a Chairman of the Board to preside at meetings of the Board. Unless some other officer or agent is specially appointed and authorized for the purpose, the President shall sign the corporate name of the corporation to all deeds, mortgages, writings and other contracts made by the corporation, except such as are necessary or incidental to the exercise of the powers vested in other officers or agents by the Board of Directors; and, generally, the President shall have and exercise supervision and control over all the business, affairs and property of the corporation, and shall perform such duties as are incident to the conduct of its business not otherwise provided for in these bylaws or by action of the Board of Directors.

Section 6.    Vice-President.

        The Vice-President shall in the absence or incapacity of the President perform the duties of the President and shall have such other powers and authority as may be assigned to him by the Board of Directors, either generally or specially. If there shall be more than one Vice-President, each shall have such duties, powers and authority as may be assigned to him by the Board of Directors, and, unless otherwise provided by the Board of Directors, each shall be authorized to perform the duties of the President in his absence or incapacity in the order of their designation or election.

Section 7.    Secretary.

        The Secretary, or an Assistant Secretary, shall have the custody of the minute book, stock book, corporate seal and all records and papers of the corporation, subject to the supervision and control of the President, except such as the Board may put in the custody of other officers, agents or employees. The Secretary, or an Assistant Secretary, shall attend all meetings of the shareholders and of the Board of Directors and act as Secretary thereof, keeping a record of the proceedings of such meetings in a book to be maintained for the purpose. He shall give or cause to be given, unless otherwise specially provided, notice of all meetings of the shareholders, directors, committees and other meetings of the officers or representatives of the corporation, and shall perform such other duties as may be prescribed for him by the Board of Directors or the President.

Section 8.    Treasurer.

        The Treasurer, or an Assistant Treasurer, shall have custody of the corporate funds and securities, subject to the supervision and control of the President. He shall cause to be kept full and accurate accounts of receipts and disbursements of the corporation in proper books to be furnished for that purpose by the corporation; cause all moneys and other valuable effects to be deposited to the credit of the corporation, in such depositories as may be designated by the Board of Directors; be responsible for disbursing the funds of the corporation subject to such regulations as may be prescribed by the Board of Directors, taking proper vouchers for such disbursements; and he shall render to the President and to the directors at regular meetings of the Board, whenever they, or any of them, may request it, an account of all transactions of his office and of the financial condition of the corporation, and such other reports as may from time to time be required of him by the President or the Board.

Section 9.    Removal of Officers.

        Any officer, employee, or agent of the corporation may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The election or appointment of any officer, employee, or agent of the corporation shall not of itself be deemed to create any contract right.

Section 10.    Signature of Orders for the Payment of Money.

        All checks, notes, drafts and other orders of the corporation for the payment of money shall be drawn, signed or countersigned as the Board of Directors may from time to time prescribe.

ARTICLE V
CAPITAL STOCK

Section 1.    Certificate of Stock.

        The Board of Directors shall cause to be issued to any person appearing on the books of the corporation to be the owner of any shares of its stock, a certificate or certificates therefor, under the corporate seal of the corporation, to be signed by the President, or a Vice-President, and the Secretary, or an Assistant Secretary, of the corporation. Each certificate representing shares of the capital stock of the corporation shall state on the face thereof that the corporation is organized under the laws of the State of West Virginia; the name of the person to whom issued; the number and class of shares which such certificate represents; and the par value of each share represented by such certificate; and shall otherwise be in such form as the Board of Directors may adopt. Such certificates shall be issued in order from a stock certificate book to be kept by the Secretary under the supervision of the Board. No such certificate shall be issued or delivered until the stock represented thereby has been fully paid for; such payment may be made in cash, in property, tangible or intangible, or in labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute such payment or part payment.

Section 2.    Transfer of Stock.

        Shares of the capital stock of the corporation shall be transferable only upon the books of the corporation by the holder thereof in person or by attorney upon surrender and cancellation of the certificate for the same.

Section 3.    Preferred Stock.

        (a)   Dividend Rights. The holders of the 8% Cumulative Preferred Stock of the corporation shall be entitled to cumulative dividends thereon at the rate of 8% per annum on the par value thereof, and no more, payable out of surplus or net profits of the corporation, quarterly, semi-annually or yearly, as and when declared by the Board of Directors, before any dividend shall be declared, set apart for or paid upon the Common Stock of the Corporation. The dividends on the Preferred Stock shall be cumulative, so that if the corporation fails in any fiscal year to pay such dividends on all of the issued and outstanding Preferred Stock, such deficiency in dividends shall be fully paid, but without interest, before any dividends shall be paid on or set apart for the Common Stock of the corporation. Subject to the foregoing, the Preferred Stock shall not be entitled to participate in any other additional surplus or net profits of the corporation.

        (b)   Dissolution or Liquidation. In the event of the dissolution or liquidation of the corporation, or a sale of all its assets, whether voluntary or involuntary, or in event of its insolvency, or upon any distribution of its assets, there shall be paid to the holders of the Preferred Stock its par value of $100 per share plus the amount of all unpaid accrued dividends thereon, without interest, before any sums shall be paid to or any assets distributed among the holders of the Common Stock. After such payment to the holders of the Preferred Stock the remaining assets and funds of the corporation shall be divided among and paid to the holders of the Common Stock in proportion to their respective holdings of such shares.

        (c)   Voting Rights. Except as otherwise provided by law, the holders of the Common Stock shall have and possess the exclusive right to notice of stockholders' meetings and exclusive voting rights and powers. The holders of the Preferred Stock shall not be entitled to notice of stockholders' meetings, or to vote upon the election of directors or upon any questions affecting the management or affairs of the corporation, except where such notice or vote may be required by law.

        (d)   Redemption of Preferred Stock. The Preferred Stock may be redeemed, in whole or in part, at the option of the corporation, by vote of its Board of Directors, at any time or from time to time, at the par value thereof plus the amount of any accrued and unpaid dividends thereon to the date fixed for redemption, such sum being hereafter referred to as the redemption price. In the case of the redemption of a part only of the outstanding Preferred Stock, the corporation shall designate by lot, in such manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro rata. At least 30 days prior to the date fixed for redemption, a written notice shall be mailed to each holder of record of Preferred Stock to be redeemed, postage prepaid, addressed to such holder at his post office address as shown on the records of the corporation, notifying such holder of the election of the corporation to redeem such shares, stating the date fixed for redemption thereof, and calling upon such holder to surrender to the corporation on such date, at the place designated, his certificate or certificates representing the number of shares specified in such notice of redemption. On or after the date fixed in such notice of redemption, each holder of Preferred Stock to be redeemed shall present and surrender his certificate or certificates at the place designated in such notice, and thereupon the redemption price of such shares shall be payable to or on the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled. In case less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the date fixed in any such notice as the date of redemption, all dividends on the Preferred Stock designated for redemption in such notice shall cease to accrue, and all rights of the holders thereof as shareholders of the corporation, except the right to receive the redemption price, shall cease and terminate, and such shares shall not thereafter be transferred on the books of the corporation, and shall not be deemed to be outstanding for any purpose whatsoever.

Section 4.    Lost Certificates.

        When a person, who appears by the books of the corporation to own stock therein, claims that the certificate for such stock has been lost, destroyed, or wrongfully taken, the proper officers of the corporation shall issue to him a certificate in place and stead of the lost, destroyed, or wrongfully taken certificate, if he shall request the issuance of a new certificate before the corporation has notice that the old certificate has been acquired by a bona fide purchaser, upon his compliance with the following conditions:

        (a)   he shall file with the Secretary of the corporation an affidavit setting forth the time, place and circumstances of the loss, destruction, or taking, to the best of his knowledge and belief; and

        (b)   he shall execute and deliver to the corporation a bond with good security in a penalty at least equal to the value of the shares of stock represented by the lost, destroyed, or wrongfully taken certificate, in form approved by the Board of Directors, to indemnify the corporation and all persons whose rights may be affected by the issuance of the new certificate against any loss in consequence of the issuance of the new certificate.

A new certificate may be issued, in the discretion of the Board of Directors, without compliance with the foregoing requirements, upon such terms and conditions as the Board of Directors may prescribe.

Section 5.    Restrictions on Transfer of Shares.

        (a)   Any shareholder desiring to sell all or any part of his stock in this corporation shall first notify the corporation in writing of his intention to sell, stating the number of shares proposed to be sold, the consideration proposed to be received therefor, and the terms on which to be sold.

        (b)   The corporation shall have the exclusive right and privilege to purchase all or any part of such shares proposed to be sold, for the consideration and upon the terms stated in the written notice provided for in subsection (a) hereof. If within thirty days from the receipt of such written notice the corporation shall notify the seller in writing that it will purchase said shares at the value and upon the terms stated, the seller shall promptly deliver to the corporation the certificate or certificates representing the shares to be sold, properly endorsed, and the corporation shall upon receipt of such certificate or certificates pay to the selling stockholder the required consideration.

        (c)   If the corporation shall notify the seller that it does not intend to purchase said shares, or if it shall fail within thirty days to notify the seller that it will purchase said shares, then in either of such events the shareholder desiring to sell shall offer the shares in writing to the remaining shareholders of the corporation. In the event that the corporation elects to purchase part, but fails or refuses to purchase all of the shares proposed to be sold, then the remaining individual holders of the stock of the corporation shall have the right and privilege to purchase for the same consideration and upon the same terms all or any part of such shares not purchased by the corporation. Each of the holders of the shares of stock of the corporation shall have the right and privilege to purchase that portion of the shares proposed to be sold (and not purchased by the corporation) which the number of shares held by him bears to the total number of shares of stock of the corporation issued and outstanding (excepting those to be sold). If any shareholder does not desire to purchase any part of said shares, then the other shareholders who wish to purchase shall have the right to do so in proportion to their stockholdings.

        (d)   Election to exercise the right to purchase any shares to which a shareholder is entitled under subsection (c) shall be made by notification by such purchasing shareholder to the Secretary of the corporation. On or before the expiration of ninety days from the receipt of the original notice of sale provided for in subsection (a) hereof, the Secretary of the corporation or the purchasing shareholders shall notify the selling shareholder of the number of shares each purchaser elects to purchase. Upon such notification, the seller shall promptly deliver to the corporation the certificate or certificates representing the shares to be sold, properly endorsed, and, upon sufficient proof that the consideration therefor has been paid by each purchaser to the seller, the certificate or certificates may be transferred upon the books of the corporation. In the event that neither the corporation nor any of the shareholders desire to purchase said shares, or any of them, the selling shareholder may dispose of that portion of the shares proposed to be sold in his written notice provided for in subsection (a) which have not been purchased by the corporation or the other shareholders to such person or persons as he may choose, for a consideration not less than and upon terms and conditions no less severe than those set forth in such notice; however, such sale and transfer must take place within the period of one calendar month after the expiration of the ninety-day period provided for in this subsection (d). The person or persons so acquiring the shares shall in his or their turn hold such shares subject to all the terms and conditions contained herein.

        (e)   If any shareholder shall voluntarily sell his shares of stock in this corporation without offering the same to the corporation and the remaining shareholders, or if said shares shall be sold involuntarily as a result of foreclosure of any pledge or by reason of default of any debt of the former holder, or at any judicial sale or otherwise, the purchaser shall, upon the demand of the Board of Directors of the corporation or the President thereof, offer said shares to the corporation and the shareholders as provided in the foregoing subsections, except that the consideration to be received therefor shall be the amount which the purchaser shall have paid therefor; and if he shall fail to do so, upon tender by the corporation or the other shareholders of any amount not less than the amount which the purchaser shall have paid for said shares, the said shares may be canceled upon the books of the corporation and all rights of such purchaser, as a shareholder of this corporation, shall cease and terminate.

        (f)    Nothing contained herein or in the Articles of Incorporation or bylaws of this corporation shall prevent the transfer of shares in this corporation by gift, bequest or inheritance, or require any person who acquires shares of stock in the corporation by gift, bequest or inheritance, to offer to sell such shares to the corporation or the shareholders while such person is the owner thereof; but any shares of stock in this corporation so acquired shall be and remain subject to the provisions of this Section 5 of Article V of the bylaws regarding the sale or transfer thereof. Before transfer of any shares on the books of the company, the Board of Directors shall have the right to require reasonable proof that the transfer is authorized under the terms of the Articles of Incorporation and the bylaws of the corporation.

        (g)   Each certificate for shares of stock of this corporation shall have printed thereon a reference to these provisions of the bylaws, as follows:

    "The shares of stock represented by this certificate, and any sale, assignment, transfer, pledge, hypothecation or any other disposition or encumbrance thereof, are subject to certain restrictions contained in Article V, Section 5 of the bylaws of the corporation, a copy of which is on file with the Secretary of the corporation."

Section 6.    Other Regulations.

        The Board of Directors shall have the authority to make such other rules and regulations, not inconsistent with law or these bylaws, concerning the issue, transfer, and delivery of certificates of stock, as it may deem advisable.

ARTICLE VI
INDEMNIFICATION

Section 1.

        It shall be the policy of this corporation to indemnify any person who serves, or has served, as a director, officer, employee or agent of this corporation, or who serves or has served as a director, officer, partner, employee, or agent of any other corporation, partnership, joint venture, trust or enterprise at the request or direction of this corporation, against expenses (including attorneys' fees), judgments, fines, taxes, penalties, interest, and payments in settlement, in connection with any threatened, pending or completed action or proceeding, and to pay any such expenses in advance of the final disposition of any such action or proceeding, to the full extent contemplated and permitted by Section 9 of Chapter 31, Article 1 of the Code of West Virginia of 1931, as amended, upon such finding or determination as shall be requisite or appropriate under said section; and the corporation is specifically empowered and authorized to purchase and maintain, at the expense of the corporation, insurance on behalf of any such director, officer, partner, employee or agent against any liability asserted against him or her in such capacity or arising out of his or her status as such, whether or not this corporation would have the power to indemnify him or her under the provisions of said section.

ARTICLE VII
CORPORATE SEAL

Section 1.

The seal to be here impressed, containing the name of this corporation and the words "Corporate Seal, W. Va.", is hereby adopted as and for the corporate seal of this corporation.	[SEAL]

ARTICLE VIII
AMENDMENTS

Section 1.

        These bylaws may be amended by the Board of Directors, subject, however, to the power of the shareholders to repeal or change any amendment made by the Board of Directors by affirmative vote of a majority of the stock then issued and outstanding and entitled to vote thereon; and in the event of any conflict the vote of the shareholders shall be controlling.

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Exhibit 3.41.1